Exhibit 23.1

August 29, 2011

Board of Directors
Nine Mile Software, Inc.
Seal Beach, California

Dear Sirs:

We hereby consent to the incorporation by reference in Nine Mile Software Inc.'s (Commission File Number  333-143039) Form 8-K of our audit report on SaveDaily.com, Inc., (a privately-held California corporation) dated August 22, 2011, relating to the Financial Statements as of and for the years ended April 30, 2011 and 2010.

/s/ Piazza, Donnely & Marlette, LLP

Piazza, Donnely & Marlette, LLP
Torrance, California